Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(73,351,720)
Unrealized Gain (Loss) on Market Value of Futures	76,332,110
Interest Income	1,646,271
ETF Transaction Fees	13,000
Total Income (Loss)	$4,639,661

Expenses
Investment Advisory Fee	$288,641
K-1 Tax Expense	93,000
Brokerage Commissions	65,012
SEC & FINRA Registration Expense	23,239
NYMEX License Fee	17,902
Non-interested Directors' Fees and Expenses	11,529
Legal Fees	3,681
Total Expenses	$503,004
Net Gain (Loss)	$4,136,657

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/07	$549,453,196
Additions (4,200,000 Units)	148,201,773
Withdrawals (3,100,000 Units)	(108,396,645)
Net Gain (Loss)	4,136,657

Net Asset Value End of Period	$593,394,981
Net Asset Value Per Unit (16,400,000 Units)	$36.18

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502